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Exhibit 21

Subsidiaries of HP Inc.

        The registrant's subsidiaries and affiliates as of November 1, 2015 are included in the list below.

ANGOLA

—Hewlett-Packard Angola, Ltda.

ARGENTINA

—HP Inc Argentina S.R.L.

—Palm Latin America, Inc. (Sucursal Argentina)

AUSTRALIA

—HP PPS Australia Pty Ltd

—Tower Software Engineering Pty Ltd

AUSTRIA

—HP Austria GmbH

BAHRAIN

—Aptitude Management Consulting W.L.L.

—Hewlett-Packard Gulf SAS, Bahrain Branch

BELGIUM

—Electronic Data Systems—Belgium BVBA

—Hewlett-Packard Industrial Printing Solutions Europe BVBA

—HP Belgium BVBA

BERMUDA

—HP Bermuda Holding One L.P.

—HP Bermuda Holding Two L.P.

—Phoenix Holding L.P.

—Polaris Holding One L.P.

—Polaris Holding Two L.P.

—Turquoise Holding L.P.

BRAZIL

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 01 (Tamboré)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 2 (Louveira)

—HP Brasil Indústria e Comércio de Equipamentos Eletrônicos Ltda.—Branch 3 (Porto Alegre)

—Nur do Brasil Ltda

—Palm Comércio de Aparelhos Eletrônicos Ltda.

BRITISH VIRGIN ISLANDS

—AOME Holdings Ltd.

—Handspring International Ltd.

BULGARIA

—HP Inc Bulgaria EOOD

CANADA

—HP Canada Co. HP Canada Cie

CAYMAN ISLANDS

—Compaq Cayman Holdings Company

—Compaq Cayman Holdings General Partnership II

—Compaq Cayman Islands Vision Company

—Hewlett-Packard West Indies Limited

—HP Holdgate Co.

—Quartz Holding Co

—Tucana Holding Co

CHILE

—HP Inc Chile Comercial Limitada

—Palm Chile Limitada

CHINA

—Hewlett-Packard (Chongqing) Co., Ltd

—Hewlett-Packard (Chongqing) Manufacturing, Export, Procurement and Settlement Co., Ltd.

—Hewlett-Packard Information Technology R & D (Shanghai) Co. Ltd.

—Hewlett-Packard Technology (Shanghai) Co. Ltd.

—Hewlett-Packard Trading (Shanghai) Co. Ltd.

—Hewlett-Packard Trading (Shanghai) Co., Ltd. Dalian Branch

—HP Technology (Beijing) Co., Ltd.

—HP Technology (Beijing) Co., Ltd. Chengdu Branch

—HP Technology (Beijing) Co., Ltd. Guangzhou Branch

—HP Technology (Beijing) Co., Ltd. Nanjing Branch

—HP Technology (Beijing) Co., Ltd. Shanghai Branch

—HP Trading (Shanghai) Co., Ltd. Zhangjiang Branch

—Palm Advantage Mobile Computing Technology (Shanghai) Co. Ltd.

COLOMBIA

—HP Colombia SAS

—Palm Colombia Limitada

COSTA RICA

—HP Inc Costa Rica Limitada

—HP PPS Costa Rica Limitada

CROATIA

—HP Computing and Printing d.o.o.

CZECH REPUBLIC

—HP Inc Czech Republic s.r.o.

DENMARK

—HP Inc Danmark ApS

ECUADOR

—HP-PPS Ecuador Cia. Ltda

FINLAND

—HP Finland Oy

FRANCE

—HP France Holding SAS

—HP France SAS

GERMANY

—HP Deutschland GmbH

—HP Deutschland Holding GmbH

GREECE

—HP Printing and Personal Systems Hellas EPE

HONG KONG

—HP Inc AP Hong Kong Limited

—HP Inc Hong Kong Limited

—Palm Asia Pacific Limited

—Scitex Vision Hong Kong Limited

HUNGARY

—HP Inc Magyarország Kft.

INDIA

—Hewlett-Packard India Sales Private Limited

—HP Computing and Printing Systems India Private Limited

—HP PPS India Operations Private Limited

—HP PPS Services India Private Limited

INDONESIA

—PT Hewlett-Packard Indonesia

IRELAND

—Gram Global Operations Limited

—Hewlett-Packard (Manufacturing) Ltd.

—Hewlett-Packard Ireland (Holdings) Ltd.

—Hewlett-Packard Ireland 1, Limited

—Hewlett-Packard Ireland Limited

—Palm Global Operations Limited

—Palm Ireland Investment

—Peregrine Systems Global Limited

—Peregrine Systems Operations Limited (Ireland))

ISRAEL

—Hewlett-Packard Indigo Ltd.

—Hewlett-Packard Industrial Printing Ltd.

—HP PPS Israel Ltd

—PFE Investments Ltd.

ITALY

—HP Italy Holding S.r.l.

—HP Italy S.r.l.

JAPAN

—Hewlett-Packard G.K.

—HP Japan Inc.

—Nihon HP Nin-I Kumiai

KAZAKHSTAN

—HP Global Trading B.V., Kazakhstan Branch

KOREA, REPUBLIC OF

—HP Korea Inc.

LUXEMBOURG

—Aquarius Holding S.C.A.

—Exstream International

—Hewlett-Packard Luxembourg S.C.A.

MALAYSIA

—Hewlett-Packard Malaysia Manufacturing Sdn. Bhd.

—HP PPS Malaysia Sdn. Bhd.

—HP PPS Multimedia Sdn. Bhd.

—HP PPS Sales Sdn. Bhd.

MEXICO

—Computing and Printing Global Services Mexico, S. de R.L. de C.V.

—Computing and Printing Mexico, S. de R.L. de C.V.

—Computing and Printing Professional Services Mexico, S. de R.L. de C.V.

—Palm Computing Mexico, Sociedad de Responsabilidad Limitada de Capital Variable

MOROCCO

—HP PPS Maroc SARL

NETHERLANDS

—Alpha Holding One B.V.

—Alpha Holding Two B.V.

—Anatolus Holding B.V.

—Antila Holding B.V.

—Aurorus Holding B.V.

—Bestla Holding B.V.

—Caleum Holding B.V.

—Callisto Holding B.V.

—Columba Holding B.V.

—Crater Holding B.V.

—Dorado Holding B.V.

—Elara Holding B.V.

—Eunomia Holding B.V.

—Flame Holding B.V.

—Germanium Holding B.V.

—Hadar Holding B.V.

—Halley Holding B.V.

—Hewlett-Packard (Japan NK) Holdings C.V.

—Hewlett-Packard Belgrade B.V.

—Hewlett-Packard Cambridge B.V.

—Hewlett-Packard Copenhagen B.V.

—Hewlett-Packard Danube B.V.

—Hewlett-Packard Europe B.V.

—Hewlett-Packard Global Holdings B.V.

—Hewlett-Packard Global Investments B.V.

—Hewlett-Packard Indigo B.V.

—Hewlett-Packard Japan Holding B.V.

—Hewlett-Packard Lisbon B.V.

—Hewlett-Packard Mercator B.V.

—Hewlett-Packard Munich B.V.

—Hewlett-Packard Products B.V.

—Hewlett-Packard Products C.V.

—Hewlett-Packard Sunnyvale B.V.

—HP Global Trading B.V.

—HP Inc Caribe Y Andina B.V.

—HP International Trading B.V.

—HP Nederland B.V.

—Kale Holding B.V.

—Lyra Holding B.V.

—Mensa Holding B.V.

—Palm Benelux B.V.

—Pearl Holding Coöperatief U.A.

—Perseus Holding B.V.

—Propus Holding B.V.

—Regor Holding B.V.

—Sagitta Holding B.V.

—Scorpius Holding B.V.

—Sculptor Holding C.V.

—Tourmaline Holding B.V.

—Vesta Holding B.V.

NEW ZEALAND

—HP New Zealand

NIGERIA

—HP Computing and Printing Nigeria Ltd

NORWAY

—HP Norge AS

OMAN

—Hewlett-Packard Arabia LLC

PAKISTAN

—HP Pakistan (Private) Limited

PANAMA

—Hewlett Packard Distribution Center Panama S. de R.L

—HP Panama S. de R.L.

PERU

—HP Inc. Perú SRL

PHILIPPINES

—HP PPS Philippines Inc.

POLAND

—HP Inc Polska sp. z o.o.

PORTUGAL

—HPCP-Computing and Printing Portugal, Unipessoal, Lda.

PUERTO RICO

—HP International Sàrl (Puerto Rico Branch) LLC

—HP International Trading B.V. (Puerto Rico Branch) LLC

—HP Puerto Rico LLC

—Kale Holding B.V. (Puerto Rico Branch) LLC

QATAR

—Hewlett-Packard KSA Ltd., Qatar Branch

ROMANIA

—HP Inc Romania SRL

RUSSIAN FEDERATION

—Limited Liability Company HP Inc

—OOO "Hewlett-Packard RUS"

—ZAO Hewlett-Packard A.O.

SAUDI ARABIA

—Hewlett-Packard KSA Ltd

—Hewlett-Packard Services Saudi Arabia Company

SERBIA

—HP Computing and Printing d.o.o. Beograd-Novi Beograd

SINGAPORE

—Hewlett-Packard International Pte Ltd

—Hewlett-Packard Singapore (Private) Limited

—HP PPS Asia Pacific Pte. Ltd.

—HP PPS Singapore (Sales) Pte. Ltd.

—Techink International Pte. Ltd.

SLOVAKIA

—HP Inc Slovakia, s.r.o.

SOUTH AFRICA

—HP South Africa Proprietary Limited

SPAIN

—Hewlett-Packard Española S.L.

—HP Solutions Creation and Development Services S.L.U.

STATE OF LIBYA

—Hewlett-Packard MENA FZ-LLC Libya Branch

SWEDEN

—HP PPS Sverige AB

SWITZERLAND

—Hewlett-Packard Europe BV, Amsterdam, Meyrin Branch

—HP International Sàrl

—HP Schweiz GmbH

TAIWAN

—Hewlett-Packard International Pte Ltd ,Taiwan Branch

—HP Taiwan Information Technology Ltd.

—Palm Asia Pacific Limited, Taiwan Branch

THAILAND

—HP Inc (Thailand) Ltd.

TUNISIA

—HP Inc Tunisie SARL

TURKEY

—HP Bilgisayar ve Baskı Teknolojileri Limited Şirketi

—HP Bilgisayar ve Baskı Teknolojileri Limited Şirketi Ankara Şubesi

UNITED ARAB EMIRATES

—Hewlett-Packard Europe B.V., Regional Branch Office

—Hewlett-Packard Europe BV—Abu Dhabi

—Hewlett-Packard MENA FZ-LLC

—HP Computing and Printing Middle East FZ-LLC

—HP Gulf SAS (France)—Abu Dhabi

—HP Inc Gulf

UNITED KINGDON

—Aurasma Limited

—HP Inc UK Holding Limited

—HP Inc UK Limited

—Palm Europe Limited

UNITED STATES

—Compaq Information Technologies, LLC

—Computer Insurance Company

—Gram, Inc.

—Handspring Corporation

—Hewlett-Packard Company Archives LLC

—Hewlett-Packard Development Company, L.P.

—Hewlett-Packard Enterprises, LLC

—Hewlett-Packard Products CV 1, LLC

—Hewlett-Packard Products CV 2, LLC

—Hewlett-Packard World Trade, LLC

—HP Hewlett Packard Group LLC

—HP WebOS, LLC

—HPI Bermuda Holdings LLC

—HPI Brazil Holdings LLC

—HPI CCHGPII LLC

—HPI CCHGPII Sub LLC

—HPI Federal LLC

—HPI J1 Holdings LLC

—HPI J2 Holdings LLC

—HPI Luxembourg LLC

—HPQ Holdings, LLC

—Indigo America, Inc.

—Palm Latin America, Inc.

—Palm South America, LLC

—Palm Trademark Holding Company, LLC

—Palm, Inc.

—Shoreline Investment Management Company

—Tall Tree Insurance Company

VIET NAM

—Hewlett-Packard Vietnam Ltd.

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  Exhibit 21
Subsidiaries of HP Inc.